As filed with the Securities and Exchange Commission on May 18, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANSYS, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3219960 (I.R.S. Employer Identification No.)

2600 ANSYS Drive Canonsburg, PA (Address of Principal Executive Offices)	15317 (Zip Code)

ANSYS, Inc. 2021 Equity and Incentive Compensation Plan (Full title of the plan)

Ajei S. Gopal
President and Chief Executive Officer
ANSYS, Inc.
2600 ANSYS Drive
Canonsburg, PA 15317
(Name and address of agent for service)

 (844) 462-6797
 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, $0.01 par value per share	4,400,000	$318.445	$1,401,158,000	$152,867

(1)    Represents shares of common stock, $0.01 par value per share, of ANSYS, Inc. issuable pursuant to the ANSYS, Inc. 2021 Equity and Incentive Compensation Plan being registered hereon.

(2)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends, recapitalization or similar transactions.

(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant on the Nasdaq Global Select Market on May 12, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information*

Item 2.         Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be included in the Section 10(a) prospectus will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

    The following documents previously filed by ANSYS, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 24, 2021.

(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 5, 2021.

(c)    The Registrant’s Current Reports on Form 8-K filed with the Commission on March 15, 2021 and May 18, 2021.

(d)    The description of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 12, 1996, as updated by the description of the Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any subsequently filed amendments and reports updating such description.

    To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

    All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

    Not applicable.

Item 5.        Interests of Named Experts and Counsel.

    Not applicable.

Item 6.        Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits, and proceedings, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

    The Registrant’s Third Amended and Restated By-Laws (the “Bylaws”) provide that (i) the Registrant will indemnify its directors and officers, and may indemnify its other employees, to the fullest extent authorized by the DGCL, subject to limited exceptions; (ii) the Registrant may advance expenses in connection with a legal proceeding to the fullest extent authorized by the DGCL, subject to limited exceptions; and (iii) the rights provided by the Bylaws in respect of indemnification and the advancement of expenses are not exclusive.

    In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transactions from which the director derived an improper personal benefit. The Registrant’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) includes such a provision.

    The Registrant has also entered into indemnifications agreements with its non-employee directors pursuant to which such non-employee directors are provided indemnification rights that are broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require the Registrant, among other things, to indemnify its non-employee directors against liabilities that may arise by reason of their status or service, subject to limited exceptions. These indemnification agreements may also require the Registrant to advance any expenses incurred by the non-employee directors in investigating or defending any proceeding against them as to which they could be indemnified.

    In addition, the Registrant has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

    The Registrant believes that the provisions in the Certificate of Incorporation, the Bylaws and the indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7.        Exemption from Registration Claimed.

    Not applicable.

Item 8.        Exhibits.

Exhibit No.	Description

4.1
Restated Certificate of Incorporation of ANSYS, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 000-20853)).

4.2	Third Amended and Restated By-Laws of ANSYS, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed January 19, 2018 (File No. 000-20853))

5.1	Opinion of Jones Day

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

99.1	ANSYS, Inc. 2021 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed May 18, 2021 (File No. 000-20853))

Item 9.     Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on this 18th day of May, 2021.
                                ANSYS, INC.

                                By:    /s/ Ajei S. Gopal
                                    Ajei S. Gopal
                                    President and Chief Executive Officer

POWER OF ATTORNEY

    Each of the undersigned directors and officers of ANSYS, Inc., a Delaware corporation, do hereby constitute and appoint Ajei S. Gopal, Nicole Anasenes and Janet Lee, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ AJEI S. GOPAL	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2021
Ajei S. Gopal

/s/ NICOLE ANASENES	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 18, 2021
Nicole Anasenes

/s/ RONALD W. HOVSEPIAN	Chairman of the Board and Director	May 18, 2021
Ronald W. Hovsepian

/s/ ROBERT M. CALDERONI	Director	May 18, 2021
Robert M. Calderoni

/s/ GLENDA M. DORCHAK	Director	May 18, 2021
Glenda M. Dorchak

/s/ JIM FRANKOLA	Director	May 18, 2021
Jim Frankola

/s/ DR. ALEC D. GALLIMORE	Director	May 18, 2021
Dr. Alec D. Gallimore

/s/ BARBARA V. SCHERER	Director	May 18, 2021
Barbara V. Scherer

/s/ RAVI K. VIJAYARAGHAVAN	Director	May 18, 2021
Ravi K. Vijayaraghavan